UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-07099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway
Suite 500
Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	CECE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement

On December 17, 2021, CECO Environmental Corp. (the “Company”) entered into Amendment No. 2 to Second Amended and Restated Credit Agreement, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Amendment”). The Amendment amends the Company’s existing Second Amended and Restated Credit Agreement, dated June 11, 2019, among the Company, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties from time to time party thereto (as previously amended, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”).

The Amendment, which includes customary representations and warranties, amends the Existing Credit Agreement to, among other things, (i) extend the maturity date of the loans and commitments thereunder from June 11, 2024 to December 17, 2026, (ii) modify certain negative covenants to provide additional operational flexibility, (iii) modify the definition of Consolidated EBITDA to include an additional addback related to a contemplated investment, (iv) modify the consolidated net leverage ratio financial covenant to require a consolidated net leverage ratio of (A) 3.75:1.00 or less for fiscal quarters ending prior to December 31, 2023 and (B) 3.50:1.00 or less for fiscal quarters ending on or after December 31, 2023 and (v) incorporate new benchmark interest rates to replace the LIBOR interest rate benchmark.

Under the Amended Credit Agreement, loans will accrue interest at a rate equal to (i) an applicable margin plus (ii) (a) with respect to U.S. dollar denominated loans, either Term SOFR (as defined in the Amended Credit Agreement), Daily Simple SOFR (as defined in the Amended Credit Agreement) or Base Rate (as defined in the Amended Credit Agreement), in each case, plus an applicable adjustment, (b) with respect to Sterling denominated loans, SONIA (as defined in the Amended Credit Agreement) plus an applicable adjustment, (c) with respect to Euro denominated loans, EURIBOR (as defined in the Amended Credit Agreement) and (d) with respect to Canadian dollar denominated loans, CDOR (as defined in the Amended Credit Agreement). The applicable margin for loans fluctuates based on the Company’s consolidated net leverage ratio and ranges between 1.75% – 2.75% (or, in the case of Base Rate Loans (as defined in the Amended Credit Agreement), 0.75% – 1.75%).

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2021	CECO ENVIRONMENTAL CORP.

	By:	/s/ Matthew Eckl
Matthew Eckl
Chief Financial Officer